EXHIBIT 16




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir or Madam:

We have read Item 4.01 of Islands Bancorp's Form 8-K dated December 14, 2005 as filed on December 20, 2005, and agree with the statements made therein.


Sincerely,

/s/ Francis and Company CPAs

Francis and Company CPAs
Marietta, Georgia
December 20, 2005